Exhibit 10.3

THIRD AMENDMENT TO THE

MIFFLINBURG BANK AND TRUST COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT DATED AUGUST 7, 2009 FOR THOMAS C. GRAVER JR.

THIS THIRD AMENDMENT is entered into this _28_ day of August 2026, by and between Central Penn Bank & Trust, formerly Mifflinburg Bank and Trust Company, (the “Bank”) and Thomas C. Graver Jr. (the “Executive”).

WHEREAS, the Bank and the Executive executed a Supplemental Executive Retirement Agreement on August 7, 2009 (as amended, the “Agreement”); and

WHEREAS, the Bank and the Executive now wish to amend the Agreement to increase the Executive’s benefits;

NOW, THEREFORE, the Bank and the Executive amend the Agreement as follows:

Section 2.1.1 of the Agreement shall be replaced by the following:

2.1.1         Amount of Benefit. The annual benefit under this Section 2.1 is One Hundred Seventeen Thousand Dollars ($117,000).

The Schedule A attached to and made part of the Agreement shall be replaced by the Schedule A attached hereto.

The remaining provisions of the Agreement shall remain unchanged and unaffected by this Amendment.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have executed this Third Amendment as of the date indicated above.

	Executive:		Bank:

By:	/s/ Thomas C. Graver, Jr.	By:	/s/ Jeffrey J. Kapsar
		Title:	President and Chief Executive Officer

Total Benefit with Increase

Supplemental Executive Retirement Plan

Schedule A

Thomas C Graver Jr.

Birth Date: XX/XX/1968 *Plan Anniversary Date: 12/31/2026* *Normal Retirement: XX/XX/2033,Age 65* *Normal Retirement Payment: Monthly for 15 Years*		**Early Termination** Amount Payable Monthly for 15 Years at Separation from Service	**Disability** Amount Payable Monthly for 15 Years at Normal Retirement Age	**Change In Control** Amount Payable Monthly for 15 Years at Separation from Service	**Death** Amount Payable Lump Sum Upon Death
Values As Of	**Age**	**Annual Benefit[1]**	**Annual Benefit[1]**	**Annual Benefit[1,2]**	**Lump Sum Benefit[2]**
Jul 2026	57	38,738	57,402	88,331	625,254
Dec 2026	58	43,256	62,363	90,080	625,254
Dec 2027	59	52,674	71,885	93,684	625,254
Dec 2028	60	62,622	80,899	97,431	641,604
Dec 2029	61	73,132	89,431	101,328	749,283
Dec 2030	62	84,235	97,508	105,381	863,035
Dec 2031	63	95,963	105,154	109,597	983,205
Dec 2032	64	108,354	112,391	113,980	1,110,152
Aug 2033	65	117,000	117,000	117,000	1,198,738

The first line represents the initial plan values as of the plan implementation date of July 01, 2026.

Income Taxes – Federal income taxes will not be payable by you or your beneficiary until benefit payments are actually received.

Payroll Taxes – Benefits are subject to FICA and Medicare payroll taxes as they vest each year. The interest credited to the vested amounts is not subject to payroll taxes as long as it is not excessive (as defined by tax regulations). Since all benefits are subjected to payroll taxes prior to retirement, there are no payroll taxes (FICA and Medicare) due on the benefit payments.

[1]The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.

[2] Note that accounting rules may require an additional accrual at the time this benefit is triggered.

IF THERE IS A CONFLICT BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

SERP: Central Penn Bank & Trust - Mifflinburg, PA
10685#, 22915#, 77817#, 08/04/2026

Supplemental Executive Retirement Plan

Schedule A

Thomas C Graver Jr.

Birth Date: XX/XX/1968 Plan Anniversary Date: 12/31/2026 Normal Retirement: XX/XX/2033,Age 65 Normal Retirement Payment: Monthly for 15 Years		**Early Termination** Amount Payable Monthly for 15 Years at Separation from Service	**Disability** Amount Payable Monthly for 15 Years at Normal Retirement Age	**Change In Control** Amount Payable Monthly for 15 Years at Separation from Service	**Death** Amount Payable Lump Sum Upon Death
Values As Of	**Age**	**Annual Benefit[1]**	**Annual Benefit[1]**	**Annual Benefit[1,2]**	**Lump Sum Benefit[2]**

Thomas Graver Jr. ____________________

Date 8/28/2026

By ____________________

Title President & CEO

Date 8-28-2026

SERP: Central Penn Bank & Trust - Mifflinburg, PA
10685#, 22915#, 77817#, 08/04/2026